                                                                     Exhibit 5e



                           JOHN HANCOCK ADVISERS, INC.

                              Boston, Massachusetts

                                                              September 1, 1994

Indosuez Asia Advisers, Ltd.
One Exchange Square
Suite 2606-2608
Hong Kong


                             SUB-ADVISORY AGREEMENT

Dear Sirs:

         John Hancock Freedom Pacific Basin Equities Fund (the "Fund"), which is a series of John Hancock World Fund (the "Trust") has been organized under the laws of the Commonwealth of Massachusetts to engage in the business of an investment company. The Trust's shares of beneficial interest may be classified into series and classes, each series representing the entire undivided interest in a separate portfolio of assets. As of the date hereof, the Fund has three classes of shares.

         The Fund's Board of Trustees of the Trust (the "Trustees") and the Fund's shareholders have approved the selection of John Hancock Advisers, Inc. (the "Adviser") to provide overall investment advice and management for the Fund, and to provide certain other services, under the terms and conditions provided in the Investment Management Contract, dated May 5, 1987, as amended December 19, 1989, between the Fund and the Adviser (the "Investment Management Contract").

         The Adviser and the Fund have selected Indosuez Asia Advisers, Ltd. (the "Sub-Adviser") to provide the Adviser and the Fund with the advice and services set forth below, and the Sub-Adviser is willing to provide such advice and services, subject to the review of the Fund and the overall supervision of the Adviser, under the terms and conditions hereinafter set forth. The Sub-Adviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Accordingly, the Adviser agrees with the Sub-Adviser as follows:

1. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies, properly certified or otherwise authenticated, of each of the following:

         (a) The Amended and Restated Declaration of Trust of the Trust dated February 28, 1992 (the "Declaration").

         (b)      By-Laws of the Trust as in effect on the date hereof.

         (c) Resolutions of the Board of Trustees approving the form of this Agreement and resolutions adopted by the shareholders of the Fund approving the form of this Agreement.

         (d) Resolutions of the Board of Trustees selecting the Adviser as investment adviser to the Fund and approving the form of the Investment Management Contract and resolutions adopted by the shareholders of the Fund approving the form of the Investment Management Contract.

         (e)      The Adviser's Investment Management Contract.

         (f) Commitments, limitations and undertakings made by the Trust to state "blue sky" authorities for the purpose of qualifying shares of the Fund for sale in such states.

         (g)      The Fund's portfolio compliance checklists.

         (h)      The Fund's Prospectus and Statement of Additional Information.

         (i)      The Trust's Code of Ethics.

         The Adviser will furnish the Sub-Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

2. INVESTMENT SERVICES AND DUTIES. The Sub-Adviser will use its best efforts to provide to the Fund continuing and suitable investment advice with respect to investments, consistent with its investment policies, objectives and restrictions as set forth in the Fund's Prospectus and Statement of Additional Information. In the performance of the Sub-Adviser's duties hereunder, subject always to the provisions contained in the documents delivered to the Sub-Adviser pursuant to Section 1 above, as each of the same may from time to time be amended or supplemented, the Sub-Adviser will, at its own expense:

         (a) furnish the Adviser and the Fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the Fund as set forth above, with respect to the purchase, holding and disposition of portfolio securities including the purchase and sale of options.

         (b) furnish the Adviser and the Fund with advice as to the manner in which voting rights, subscriptions rights, rights to consent to corporate action and any other rights pertaining to the Fund's assets shall be exercised, the Trust having the responsibility to exercise such voting and other rights on behalf of the Fund;

         (c) furnish the Adviser and each Fund with research, economic and statistical data in connection with the Fund's investments and investment policies;

         (d) submit such reports relating to the valuation of the Fund's securities as the Adviser may reasonable request;

         (e) consistent with the provisions of Section 7 of this Agreement, place orders for the purchase, sale or exchange of portfolio securities for the Fund's account with brokers or dealers selected by the Adviser or the Sub-Adviser, provided that in connection with the placing of such orders and the selection of such brokers or dealers the Sub-Adviser shall seek to obtain best price and execution, except as otherwise provided in the Prospectus and Statement of Additional Information of the Fund;

         (f) from time to time or at any time requested by the Adviser or the Trust on behalf of the Fund, make reports to the Adviser or the Trust, as requested, of the Sub-Adviser's performance of the foregoing services;

         (g) subject to the supervision of the Adviser, maintain and preserve the records required by the Investment Company Act of 1940 to be maintained by the Sub-Adviser (the Sub-Adviser agrees that such records are the property of the Fund and copies will be surrendered to the Trust on behalf of the Fund promptly upon request therefor);

         (h) give instructions to the custodian (including any subcustodian) of the Fund as to deliveries of securities to and from such custodian and payments of cash for the account of the Fund, and advise the Adviser on the same day such instructions are given; and

         (i) cooperate generally with the Fund and the Adviser to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including registration statements on Form N-1A, semi-annual reports on Form N-SAR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Fund, filings with state "blue sky" authorities and with United States and foreign agencies responsible for tax matters, and other reports and filings of like nature.

         (j) In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and unless otherwise expressly provided or authorized shall have no authority to act for or represent the Fund or Trust in any way or otherwise be deemed to be an agent of the Fund, the Trust or of the Adviser.

3. EXPENSES PAID BY THE SUB-ADVISER. The Sub-Adviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities required by it to perform the services specified in Section 2, and any other expenses, including legal, audit and professional fees and expenses, incurred by it in connection with the performance of its duties hereunder.

4. EXPENSES OF THE FUNDS NOT PAID BY THE SUB-ADVISER. The Sub-Adviser will not be required to pay any expenses which this Agreement does not expressly state shall by payable by the Sub-Adviser. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the Sub-Adviser will not be required to pay any Fund expenses or to reimburse the Adviser for any such expenses that the Adviser is required to pay.

5. COMPENSATION OF THE SUB-ADVISER. For all services to be rendered, facilities furnished and expenses paid or assumed by the Sub-Adviser as herein provided, for the Fund, the Adviser will pay the Sub-Adviser quarterly, in arrears a fee at the annual rate of (a)
 .30% of the first $100 million of the Fund's average daily net assets managed by the Sub-Adviser plus (b) the following additional amount, based on a percentage of the gross management fee received by the Adviser pursuant to the Investment Management Contract with respect to the Fund's average daily net assets in excess of $100 million which are managed by the Sub-Adviser:

         AVERAGE DAILY NET ASSETS                          PERCENTAGE OF GROSS
          MANAGED BY SUB-ADVISER                              MANAGEMENT FEE
More than $100 million up to $250 million                          40%
More than $250 million                                             50%

The Sub-Adviser will receive a pro rata portion of such quarterly fee for any periods in which the Sub-Adviser advises the Fund less than a full quarter. The Sub-Adviser understands and agrees that neither the Trust nor the Fund has any liability for the Sub-Adviser's compensation hereunder. Calculations of the Sub-Adviser's fee will be based on average net asset values as provided by the Adviser.

6. OTHER ACTIVITIES OF THE SUB-ADVISER AND ITS AFFILIATES. The Adviser and Sub-Adviser may enter into a separate agreement which limits the ability of the Sub-Adviser to act as Sub-Adviser for certain other investment companies and advisory clients. However, nothing in this Agreement shall prevent the Sub-Adviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or portfolios similar to the Fund. Subject to the provisions of such separate agreement, it is specifically understood that officers, directors and employees of the Sub-Adviser and those of its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the Sub-Adviser or of its affiliates.

7. AVOIDANCE OF INCONSISTENT POSITION. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Sub-Adviser nor any of its directors, officers or employees will act as principal or agent or receive any commission. The Sub-Adviser shall not knowingly recommend that the Fund purchase, sell or retain securities of any issuer in which the Sub-Adviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction. Access persons (as defined in Rule 17j-1 under the Investment Company Act of 1940, as amended) of the Sub-Adviser will provide personal trading reports to a designated representative of the Adviser in accordance with the Trust's Code of Ethics.

8. NO PARTNERSHIP OR JOINT VENTURE. The Adviser and the Sub-Adviser are not currently partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

9. LIMITATION OF LIABILITY OF THE SUB-ADVISER. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

10. DURATION AND TERMINATION OF THIS AGREEMENT. Unless terminated as provided below, this Agreement shall remain in force until June 30, 1996, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a majority of the Trustees of the Trust who are not interested persons of the Adviser, of the Sub-Adviser or of the Trust (other than as Board members), cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Trustees of the Trust or (ii) a majority of the outstanding voting securities of the Fund. This Agreement may, on 60 days' written notice, be terminated at any time, without the payment of any penalty by vote of a majority of the outstanding voting securities of the Fund, by the Adviser or by the Sub-Adviser. Termination of this Agreement shall not be deemed to terminate or otherwise invalidate any other contract between you and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment or upon the termination of the Adviser's Investment Management Contract. In interpreting the provisions of this Section 10, the definitions contained in Section 2(a) of the Investment Company Act of 1940, as amended (particularly the definitions of "assignment", "interested person," and "voting security"), shall be applied.

11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed or waived orally, but only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by (a) the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Adviser, the Sub-Adviser or the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, as amended.

12.      MISCELLANEOUS.

         (a) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (b) Nothing herein contained shall limit or restrict the Sub-Adviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts if done in full compliance with the Trust's Code of Ethics. The Trust acknowledges that the Adviser or sub-advisers engaged by it and their respective officers, affiliates and employees, and their other clients may at any time, have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the Fund.

         (c) Any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, director, officer or employee of, or be otherwise interested in, the Sub-Adviser, any interested person of the Sub-Adviser, any organization in which the Sub-Adviser may have an interest or any organization which may have an interest in the Sub-Adviser, and the Sub-Adviser, any such interested person or any such organization may have an interest in the Trust. Subject to the provisions of any separate agreement between the Adviser and the Sub-Adviser, the Sub-

                  Adviser, the Adviser and the Trust may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses. When a security proposed to be purchased or sold for the Fund is also to be purchased or sold for other accounts managed by the Sub-Adviser at the same time, the Sub-Adviser shall make such purchases or sales on a pro-rata, rotating or other equitable basis so as to avoid any one account's being preferred over any other account.

13. OVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the Investment Company Act of 1940.

                                           Yours very truly,

                                           JOHN HANCOCK ADVISERS, INC.

                                           By: /s/Edward J. Boudreau, Jr.
                                               --------------------------
                                           Chairman of the Board, President and
                                           Chief Executive Officer


INDOSUEZ ASIA ADVISERS, LTD.

By: /s/Ian McEvatt
    --------------
       President